Exhibit 99.3

June 11, 2012

Dahlman Rose & Company, LLC

As Representative of the several

Underwriters referred to below

Gold Standard Ventures Corp. - Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by Gold Standard Ventures Corp., a corporation existing under the laws of British Columbia (the "Company"), of its common shares, without par value (the "Shares").

In order to induce you and the other underwriters for which you act as representative (the "Underwriters") to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Dahlman Rose & Company, LLC (the "Representative"), during the period from the date hereof until thirty (30) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.

Notwithstanding the foregoing, the undersigned may: (i) transfer the undersigned's Relevant Securities pursuant to a bona fide third party takeover bid made to all holders of Shares of the Company or similar acquisition transaction whereby all or substantially all of the Shares of the Company are acquired by a third party, provided that in the event that the takeover or acquisition transaction is not completed, any Relevant Securities shall remain subject to the restrictions contained in this Agreement; (ii) transfer, sell or otherwise dispose of any or all of the undersigned's Relevant Securities to (a) a spouse, parent, child or grandchild of the undersigned (a "Relation"), (b) corporations, partnerships, limited liability companies or other entities to the extent that such entities are, directly or indirectly, wholly owned by the undersigned and/or a Relation, (c) any trusts existing solely for the benefit of the undersigned and/or a Relation, provided that in the case of clauses (a), (b) and (c) the recipient of the undersigned's Relevant Securities executes an agreement stating that the transferee is receiving and holding such Relevant Securities subject to the provisions of this Agreement and there shall be no further transfer of such Relevant Securities except in accordance with this Agreement; and (iii) pledge the undersigned's Relevant Securities to a bank or other financial institution for the purpose of giving collateral for a debt made in good faith, but solely to the extent that such bank or financial institution agrees in writing to be bound by the terms of this Agreement and there shall be no further transfer of such Relevant Securities except in accordance with this Agreement; provided that in the case of clauses (ii) and (iii) no filing by any party under the Exchange Act or applicable Canadian securities laws shall be required or shall be voluntarily made.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to use reasonable best efforts to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of the Representative, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the U.S. Securities and Exchange Commission or any Canadian securities commission of any registration statement or prospectus, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the U.S. Securities and Exchange Commission or any Canadian securities commission of any proposed offering or sale of a Relevant Security.

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If for any reason (i) the registration statement relating to the Offering has been withdrawn for any reason prior to the consummation of the Offering or (ii) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Agreement shall be terminated.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

FCMI PARENT CO.

/s/ Henry Fenig
Name: Henry Fenig
Title: Secretary